UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): May 8, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2018, A. Mark Zeffiro, was terminated without cause from his roles as President and Chief Executive Officer of Horizon Global Corporation (the “Company”), and tendered his resignation as a director of the Company, which resignation was accepted by the Company effective immediately.  The Company will provide Mr. Zeffiro with the severance benefits available pursuant to the Company’s Executive Severance/Change of Control Policy, disclosed in the Company’s definitive proxy statement, filed on April 3, 2018, and may enter into a separation agreement with Mr. Zeffiro. In connection with Mr. Zeffiro’s resignation as a director of the Company, the board of directors of the Company (the “Board”) reduced the size of the Board from nine to eight members.
On May 8, 2018, in connection with the termination without cause of Mr. Zeffiro as President and Chief Executive Officer, the Board appointed Carl Bizon to serve as Interim President and Chief Executive Officer and James Tindell to serve as Interim President of the Americas, in addition to his role as Divisional Finance Officer, effective immediately. Messrs. Bizon and Tindell did not enter into any agreements with the Company in connection with their appointments, except that Mr. Bizon entered into the Company's standard indemnification agreement for executive officers.
Mr. Bizon joined Horizon Global in January 2018 as President of Horizon Americas. Prior to Horizon Global’s spin-off from its former parent company, TriMas Corporation (“TriMas”), Mr. Bizon led its international businesses from 2008 to 2015, including both Europe-Africa and Asia-Pacific. Before re-joining the Company, Mr. Bizon served as Chief Executive Officer at Jayco Corporation, Australia’s largest manufacturer of camper trailers, caravans and motorhomes. Prior to TriMas, Mr. Bizon developed a strong knowledge and skill set in the areas of sales, manufacturing, customer management, product development, IT and large-scale project management at companies such as GWA International, Stramit Industries and Tubemakers. Mr. Bizon brings extensive experience in the manufacturing sector and expertise in operations.
Mr. Bizon will continue to receive his salary at his current annual base rate of $375,000.00 and will receive (i) an equity grant of service-based restricted stock units under the Horizon Global Corporation Amended and Restated 2015 Equity and Incentive Compensation Plan with a value of $100,000 on the date of such grant; (ii) a cash bonus in the amount of $50,000, payable on May 25, 2018; and (iii) a cash bonus in the amount of $75,000, payable upon the earlier of (a) December 31, 2018 and (b) the date on which an individual, other than Carl Bizon, is named Chief Executive Officer of the Company.

Item 7.01   Regulation FD Disclosure.

On May 8, 2018, the Company issued a press release announcing the appointment of Mr. Bizon and the separation of Mr. Zeffiro. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The press release is also available on the Corporation's website at www.horizonglobal.com.

The information in this Item 7.01 on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	May 10, 2018	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary